Exhibit 10.2

First Amendment
to the
MAXIMUS, Inc. 1997 Equity Incentive Plan
(As Amended through March 22, 2006)

WHEREAS, MAXIMUS, Inc. (the "Company") maintains the MAXIMUS Inc., 1997 Equity Incentive Plan, as amended through March 22, 2006 (the "Plan"); and
WHEREAS, the Plan has been amended from time to time, and further amendment of the Plan now is considered desirable.
NOW, THEREFORE, by virtue and in exercise of the powers under Section 12(k) of the Plan, the undersigned officer does hereby amend the Plan, effective October 26, 2007, in the following particulars:
1.  By deleting Section 7(b) of the Plan.
2.  By adding the following sentence to the end of Section 12(a) of the Plan:
"Notwithstanding the foregoing, a Participant, at any time prior to his or her death, may assign all or any portion of a vested Option (other than an Incentive Stock Option) granted to him or her to a family member or a charitable organization or Code Section 501(c) private foundation meeting the requirements of Code Section 170(c).  For purposes of Section 12(a), 'family member' shall mean a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.  Any such transferee shall enter into a written agreement with the Company authorizing the Company to withhold shares of stock that would otherwise be delivered to such person upon an exercise of the Option to pay any federal, state, local, or other taxes that may be required to be withheld or paid in connection with such exercise, in the event that the Participant is subject to withholding taxes and does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.  In the event of such transfer, the transferee will be entitled to all of the Participant's rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions, and restrictions applicable to the Option, as set forth herein and in the related Option agreement.  Any such assignment will be permitted only if the Participant does not receive any consideration therefore and does not violate applicable securities laws.  Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment."

3.           By adding the following new Section 13(g) of the Plan:

"(g) Section 409A. To the extent any Award under the Plan creates a deferred compensation arrangement (as defined in Code Section 409A and the applicable regulations and guidance thereunder) ('Section 409A') in accordance with this Section 13(g).

(i) Initial Deferral Elections.  The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish.  Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(A)           A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(B)           In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as defined in Section 1.409A-1(c) of the applicable regulations), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(C)           Where the grant of an Award or payment of compensation, or their vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs Service, a Participant may make a deferral election no later 6 months prior to the end of the applicable performance period.

(D)           Where the vesting of an Award is contingent upon the Participant’s continued Service for a period of no less than 13 months (or, if earlier, upon death, disability or a change in control), the Participant may make a deferral election within 30 days of receiving an Award.

(E)           A Participant may make a deferral election in other circumstances and at such times as may be permitted under Code Section 409A and any regulations or guidance thereunder.

(ii)           Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement, which may be upon the earliest or latest of one or more of the following:

(A)           A fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(B)           the Participant’s death;

(C)           the Participant’s 'Disability' as defined in Section 409A;

(D)           a 'Change in Control' as defined in Section 409A;

(E)           an Unforeseeable Emergency, as defined in Section 409A and implemented by the Committee;

(F)           a Participant’s termination of Service, or in the case of a Key Employee (as defined in Code Section 409A) six months following the Participant’s termination of Service; or

(G)           such other events as permitted under Code Section 409A and the regulations and guidance thereunder.

(iii)           Restrictions on Distributions. No distribution may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (A) violate Federal securities laws or other applicable law; (B) be nondeductible pursuant to Code Section 162(m); or (C) would jeopardize the Company's ability to continue as a going concern.  In any such case, distribution shall be made at the earliest date at which Company determines such distribution would not trigger clauses (A), (B) or (C) above.

(iv)           Redeferrals. The Company, in its discretion, may permit Executive to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as (A) such election may not take effect until at least twelve (12) months after the election is made, (B) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (C) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

(v)           Termination of Deferred Compensation Arrangements. In addition, the Company may in its discretion terminate the deferred compensation arrangements created under this Plan subject to the following:

(A)           the arrangement may be terminated within the 30 days preceding, or 12 months following, a Change in Control provided that all payments under such arrangement are distributed in full within 12 months after termination;

(B)           the arrangement may be terminated in the Company’s discretion at any time provided that (1) all deferred compensation arrangements of similar type maintained by the Company are terminated, (2) all payments are made at least 12 months and no more than 24 months after the termination, and (3) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement;

(C)           the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (1) the end of the calendar year of the termination, (2) the calendar year in which such payments are fully vested, or (3) the first calendar year in which such payment is administratively practicable."

*           *           *

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by the undersigned duly authorized officer as of the ____ day of ____________ 2007.

MAXIMUS, INC.

By:

Its:

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